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                                    FORM 8-A
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                                   DPEC, INC.
             (Exact name of Registrant as specified in its charter)


               OHIO                                      31-1015427
(State of Incorporation or organization)      (IRS Employer Identification No.)

                              851 WEST THIRD AVENUE
                              COLUMBUS, OHIO 43212
                    (Address of Principal Executive Offices)

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         Securities to be registered pursuant to Section 12(b) of the Act:

                                                        Name of each exchange
Title of each class                                      on which each class
to be so registered                                     is to  be registered
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       NONE

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         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

         Securities Act registration file number to which this form relates: 333-87273

         Securities to be registered pursuant to Section 12(g) of the Act:

                        COMMON SHARES, WITHOUT PAR VALUE

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Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  The description of the Registrant's Common Shares set forth under the heading "DESCRIPTION OF CAPITAL STOCK" in the Prospectus included in the Registration Statement on Form S-1 (File No. 333-87273), as originally filed or subsequently amended, which Registration Statement was originally filed with the Securities and Exchange Commission by the Registrant on September 17, 1999, is incorporated herein by reference.

Item 2.           EXHIBITS

                  The following exhibits are filed as part of this Registration
                  Statement:

                  3.1* Amended and Restated Articles of Incorporation, as amended, of DPEC, Inc.

                  3.1.2* Proposed form of Second Amended and Restated Articles of Incorporation of DPEC, Inc.

                  3.2*     Amended and Restated Code of Regulations of
                           DPEC, Inc.

                  3.2.2* Proposed form of Second Amended and Restated Code of Regulations of DPEC, Inc.

                  4.1*     Form of Stock Certificate for Common Shares of
                           DPEC, Inc.

                  10.7* Registration Rights Agreement, dated May 10, 1996, by and among Carol A. Clark, Frances Papalios, Gary W. Qualmann, their respective trusts and DPEC, Inc.

                  10.8* Amended and Restated Registration Rights Agreement, dated August 27, 1999, by and among River Cities Capital Fund II Limited Partnership, JG Funding, LLC, Saunders Capital Group, LLC, Irving W. Bailey II and DPEC, Inc.
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* Incorporated herein by reference to the exhibits of the same number in the
  Registrant's Registration Statement on Form S-1 (File No. 333-87273).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   DPEC, INC.



Date:  October 7, 1999             By:  /s/ Gary W. Qualmann
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                                        Gary W. Qualmann
                                        Chief Financial Officer, Secretary
                                        Treasurer and Vice President - Finance